                                   EXHIBIT 21

                     STIFEL FINANCIAL CORP. AND SUBSIDIARIES

                    SUBSIDIARIES OF STIFEL FINANCIAL CORP.(1)

                                                                                              NAMES UNDER WHICH
NAME                                              STATE OF INCORPORATION                   SUBSIDIARY DOES BUSINESS
----                                              ----------------------                   ------------------------
Stifel, Nicolaus & Company, Incorporated                 Missouri                  Stifel, Nicolaus & Company, Incorporated

Alliance Realty Corp.                                    Missouri                  Alliance Realty Corp.

Century Securities Associates, Inc.                      Missouri                  Century Securities Associates, Inc.

Stifel, Nicolaus Insurance Agency, Inc.(2)               Arkansas                  Stifel, Nicolaus Insurance Agency, Inc.

S-N Capital Corp.(2)                                     Missouri                  S-N Capital Corp.

Stifel Insurance Agency - Ohio, Inc.(4)                  Ohio                      Stifel Insurance Agency - Ohio, Inc.

Stifel Venture Corp.                                     Missouri                  Stifel Venture Corp.

Pin Oak Capital, Ltd.(3)                                 Missouri                  Pin Oak Capital, Ltd.

Stifel Asset Management Corp.                            Missouri                  Stifel Asset Management Corp.

Stifel CAPCO, L.L.C.                                     Missouri                  Stifel CAPCO, L.L.C.

Stifel CAPCO II, L.L.C.                                  Missouri                  Stifel CAPCO II, L.L.C.

Stifel Colorado Ventures, LLC                            Colorado                  Stifel Colorado Ventures, LLC

Hanifen, Imhoff Inc.                                     Colorado                  Hanifen, Imhoff Inc.

(1) Does not include corporations in which registrant owns 50% or less of the stock.

(2)      Wholly owned subsidiary of Stifel, Nicolaus & Company, Incorporated.

(3)      Wholly owned subsidiary of Stifel Asset Management Corp.

(4)      Majority owned subsidiary of Stifel, Nicolaus & Company, Incorporated.



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